FOR IMMEDIATE RELEASE



CONTACTS:      Aames Home Loan                    LendingTree, Inc.
               Celinda Moore                      Deborah Roth
               323.210.4835                       704.944.8571
               cmoore@aamescorp.com               droth@lendingtree.com



                  AAMES FINANCIAL JOINS THE LENDINGTREE NETWORK

          AAMES HOME LOAN TO OFFER CONSUMERS MORTGAGES AND EQUITY LOANS
                 THROUGH LENDINGTREE'S ONLINE LOAN MARKETPLACE


LOS ANGELES, CA, NOVEMBER 2, 1999-Aames Financial Corporation (NYSE: AAM) today announced that the company will provide mortgages and home equity loan offers online via the LendingTree Network at WWW.LENDINGTREE.COM. LendingTree is the online loan marketplace that connects consumers seeking loans to a network of lenders who compete for their business for a variety of loan types including home mortgage, home equity, automobile financing, personal loans and credit cards

"Lending Tree continues to experience incredible growth in the demand for mortgages and debt consolidation home equity loans,"said Doug Lebda, CEO and founder of LendingTree. "Aames' commitment to consumers with sub-prime credit affords all types of consumers shopping for loans on our site with the opportunity to receive and compare multiple loan offers, regardless of credit history."

Aames CEO, Jay Meyerson said, "We are very pleased to begin our strategic relationship with LendingTree. Today, more and more of our target consumers are taking advantage of the shopping opportunities available on the internet and its important for Aames to be among the lenders who vie for that business. By partnering with LendingTree we are taking the first step in our commitment to building an on-line origination platform for Aames."

"Joining the LendingTree network enables Aames Home Loan to offer loan products online to consumers throughout the country," said Celinda Moore, Senior Vice President and Director of the company's Retail Internet Lending Group. "Aames is unique among on-line lenders both in having operated a central customer service center for 14 years and in having access to more than 100 retail offices nationwide which creates multiple ways to interact with our customers."

LendingTree's online loan marketplace at WWW.LENDINGTREE.COM, provides consumers with an unprecedented level of control, convenience and choice via a simple online loan form that once submitted can result in multiple loan offers. Consumers receive offers from as many as four lenders who compete for their business.


                                     -MORE-

ABOUT AAMES HOME LOAN
Aames Home Loan is a member of the Aames Financial Corporation group of companies, headquartered in Los Angeles. The company offers mortgages and debt consolidation equity loans to borrowers who don't meet conventional guidelines. Founded in 1954, the company currently has 102 retail branches and 44 broker offices serving consumers across the country.


ABOUT LENDINGTREE
LendingTree, Inc. is the online loan marketplace that connects consumers with a network of lenders who compete for their business. Loan types include mortgage, home equity, personal, auto and credit cards. Founded by Doug Lebda in 1996 and based in Charlotte, N.C., LendingTree is led by veterans in the banking, financial services and information technology industries. LendingTree has strategic relationships with priceline.com, Bloomberg.com and AutobyTel and currently has more than 10,000 affiliate Web sites. LendingTree is an equal opportunity provider. Go to www.lendingtree.com or call 704-541-5351 for more information.

                                      # # #

From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flows and capital needs; delinquencies and losses in securitization trusts; negative impact on cash flow, right to terminate mortgage servicing; changes in interest rate environment; year 2000 compliance and technological enhancement; prepayment risk; basis risk; credit risk; risk of adverse changes in the secondary market for mortgage loans; dependence on funding sources; dependence on broker network; risks involved in commercial mortgage lending; strategic alternatives; competition; concentration of operations in California; timing of loan sales; economic conditions; contingent risks; and government regulation. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in the Company's form 10-K for the fiscal year ended June 30, 1999.